Homeland Stores, Inc.
	400 N.E. 36th Street
	Oklahoma City, Oklahoma 73125


For Immediate Release

For:  Homeland Stores, Inc.				Contact:Mark S.
Sellers
										(405) 557-5861


	Homeland Receives Requisite Consent In
	 Connection With Consent Solicitation


OKLAHOMA CITY, OK, April 13, 1995 - - Homeland Stores, Inc. announced today that the consent solicitation relating to its Series A Senior Secured Floating Rate Notes Due 1997, Series C Senior Secured Fixed Rate Notes Due 1999 and Series D Senior Secured Floating Rate Notes Due 1997 has expired pursuant to its terms. Prior to such expiration, Homeland received consents in an amount sufficient to approve the proposed amendments described in its consent solicitation statement, dated April 4, 1995.

		Homeland is the leading supermarket chain in Oklahoma, southern Kansas and the Texas Panhandle region with an estimated
1994 market share of 27 percent in its market areas.